EXHIBIT 1.3

Letter of Transmittal no.

LETTER OF TRANSMITTAL FOR

THE VOLUNTARY PARTIAL TENDER OFFER FOR ORDINARY SHARES

AND THE VOLUNTARY FULL TENDER OFFER FOR SAVINGS SHARES

OF TELECOM ITALIA MOBILE S.p.A.

(the “Offer”) BY TELECOM ITALIA S.p.A.

pursuant to Article 102 et seq. of Legislative Decree 58 of 24 February 1998

To the Appointed Intermediary

The undersigned (first name and family name / corporate name)

Tax code /VAT number	born on	/ /	in	Province of

nationality	resident in / with registered office in	Province of

street	no.	Post code

holder of the ordinary shares (the “Ordinary Shares”) and/or the savings shares (the “Savings Shares”) of Telecom Italia Mobile S.p.A. indicated below, with a par value of EUR 0.06 per share (collectively the “Shares”), which are freely transferable, of which he guarantees that he is the legitimate and rightful holder and which are free and clear of liens and encumbrances of any type or kind, real or personal

DECLARES	that he is aware of all the conditions, terms and procedures of the Offer as set out in the Offer Document (to which reference is made for the terms with a capital letter not defined in this Letter of Transmittal) dated January 2005, prepared for the purposes thereof and deposited at (i) the registered office of Telecom Italia, (ii) the registered office of Telecom Italia Mobile, (iii) the registered office of Telecom Italia North America Inc., 745 Fifth Avenue, New York, NY 10151, for the English translation of the Offer Document, (iv) Borsa Italiana S.p.A., (v) the headquarters of the Collection Coordinators, (vi) the headquarters of each of the Appointed Intermediaries, (vii) the registered office of the Information Agent, and (viii) the registered office of the Information Agent in the United States, Georgeson Shareholder Communication Inc., 17 State Street, New York, NY, 10004, for the English translation of the Offer Document, and posted on the websites of the Telecom Italia (www.telecomitalia.it), Telecom Italia Mobile (www.tim.it), the Information Agent (www.gscproxitalia.com), and in a dedicated section of the website of the Information Agent, for the English translation of the Offer Document.

ACCEPTS	the present Offer in respect of (no.) Ordinary Shares and/or (no.) Savings Shares, which:

☐        are already deposited with you in securities account no.                      held by                     ;

☐        will be deposited in the above-mentioned account following stock exchange settlement;

☐        are being deposited with you contemporaneously with the signing of this Letter of Transmittal;

☐        will be transferred to/deposited with you in a timely manner, under the engagement expressly accepted at the foot of this Letter of Transmittal, by the Custodian of such Shares.

AUTHORIZES	the entering of the Shares in an escrow account with you for the purposes of the Offer.

AGREES	henceforth to the transfer to Telecom Italia of the Shares entered in the above-mentioned escrow account, giving you an irrevocable mandate to perform or have performed, in the name and on behalf of the undersigned acceptor, all the required formalities for the transfer of the Shares.

DECLARES

•      that he accepts henceforth the reversal of the transaction if irregularities are found in the data contained in this Letter of Transmittalor following checks and controls subsequent to the delivery of the Shares, and,

• that he is not resident in Canada, Japan or Australia or in the Other Countries (as defined in the Offer Document).

ACKNOWLEDGES

•      that the Offer Document provides that the Offer Price (as defined therein) will be paid, without prejudice to extensions or changes to the Offer in accordance with the legislation in force, by the fifth trading day following the close of the Offer;

•      that if the Ordinary Shares tendered exceed the maximum quantity specified in the Offer Document, the acceptances will be prorated in the manner described in the same Offer Document.

AUTHORIZES	the Appointed Intermediary to pay / arrange to have paid:

☐ to current account no. held by at ABI CAB

☐ by means of a non-transferable banker’s draft made out to

the amount of EUR (no. Ordinary Shares x EUR 5.6) and/or the amount of EUR (no. Savings Shares x EUR 5.6) deriving from the sale of the Shares.

The Holder irrevocably undertakes, represents, warrants and agrees to and with Telecom Italia (so as to bind him, his personal representatives, heirs, successors and assigns) that:

(a)	he has not received or sent copies or originals of this Letter of Transmittal, the Offer Document or any related documents in, into or from Canada, Japan or Australia or in, to or from the Other Countries and has not otherwise utilized in connection with the Offer, directly or indirectly, the mails of, or any means or instrumentality of domestic or foreign communication or commerce involving, Canada, Japan or Australia or the Other Countries (including, but not limited to, the mail network, facsimile transmission, telex, e-mail, telephone, the Internet or any other electronic mechanism or medium) or through the services of any regulated market of Canada, Japan or Australia or of the Other Countries; and

(b)	he was outside Canada, Japan and Australia and the Other Countries when this Letter of Transmittal was delivered or signed.

The Custodian declares that it is custodian of the above-mentioned Shares and will the perform the formalities necessary for the deposit of the securities with the above-named Appointed Intermediary, exclusively by means of Monte Titoli S.p.A., by and not later than the close of the Offer.

                    ,                      2005

The undersigned, having received the information notice referred to in Legislative Decree 196/2003, consents to the treatment of his personal data by the Appointed Intermediary, the Collection Coordinators, Telecom Italia and the Custodian or by companies designated thereby that perform auxiliary or support services necessary for the execution of the operation.

                    ,                      2005

(The Holder - Signature)	(The Custodian - Stamp and Signature)	(The Appointed Intermediary - Stamp and Signature)

Letter of Transmittal no.

Legislative Decree 196/2003

(omissis …)

Article 7 – Right of access to personal data and other rights

1. Interested parties shall have the right to obtain confirmation of the existence or not of personal data regarding them, even if not yet registered, and comprehensible notification of such data.

2. Interested parties shall have the right to obtain the specification of:

a)	the source of the personal data;
b)	the purpose and manner of the treatment thereof;
c)	the logic applied in the case of treatment of the data by electronic means;
d)	the ID data of the holder of the data holder, the persons responsible for the treatment thereof and the representative nominated pursuant to Article 5.2;
e)	the persons or categories of persons to whom the personal data may be communicated or who may come to know them in the capacity as the appointed representative in Italy of the persons responsible or engaged.

3. Interested parties shall have the right to obtain:

a)	the updating, correction or, where interested therein, supplementation of the data;
b)	the deletion, transformation into anonymous form or blocking of data handled in violation of law, including data whose retention is not necessary for the purposes for which the data were collected or subsequently handled;
c)	a statement attesting that the persons to whom the data were communicated or disseminated have been informed of the operations referred to at points 2) and 3), inter alia with regard to their content, except where compliance proves impossible or requires the use of resources manifestly disproportionate to the right protected;

4. Interested parties shall have the right to object, in whole or in part:

a)	on legitimate grounds to the treatment of personal data regarding him, even where they are relevant for the purpose for which the data were collected;
b)	to the treatment of personal data regarding him for the purposes of the sending of advertisements or for direct marketing or for the performance of market surveys or commercial communication.

(omissis …)

Letter of Transmittal no.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)	Part I Taxpayer Identification Number. For all accounts, enter your taxpayer identification number in the box at right. (For most individuals, this is your social security number. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.) Certify by signing and dating below. Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.	Social security number or Employer identification number (If awaiting TIN write”Applied For”)

Part II For Payees Exempt from Backup Withholding, see the enclosed Guidelines and complete as instructed therein.

Certification Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

SIGNATURE: DATE: , 2005

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF UP TO 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I   certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, up to 28% of all reportable cash payments made to me will be withheld.

Signature:	Date:

Letter of Transmittal no.

Substitute Form W-9 and 28% U.S. Backup Withholding.

In order to avoid “backup withholding” of U.S. federal income tax on any cash payment received upon the surrender of Shares pursuant to the Offer, a Share holder must, unless an exemption applies, provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 on this Letter of Transmittal and certify, under penalties of perjury, that such number is correct, that such holder is not subject to backup withholding, and that such holder is a U.S. person (including a U.S. resident alien). If a holder of Shares has been notified by the U.S. Internal Revenue Service that such holder is subject to backup withholding, such holder must cross out item (2) of the Certification box of the Substitute Form W-9, unless such holder has since been notified by the U.S. Internal Revenue Service that such holder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the holder of Shares to a $50 penalty and to U.S. federal income tax withholding at a rate of 28% on the payment of the cash consideration of all Shares purchased from such holder. If the holder of Shares has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9. If “Applied For” is written in Part I and the Exchange Agent is not provided with a TIN within 60 days before payment is made, the Exchange Agent will withhold 28% on all payments of the consideration to such holder. In addition, such holder should sign and date the certification titled “Certificate of Awaiting Taxpayer Identification Number” directly below the substitute Form W-9. If a holder of Shares makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such statement, a $500 penalty may also be imposed by the U.S. Internal Revenue Service.

Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be applied for from the U.S. Internal Revenue Service.

The TIN that is to be provided on the Substitute Form W-9 is that of the registered holder(s) of the Shares or of the last transferee appearing on the transfers attached to, or endorsed on, the Share certificate, if applicable. The TIN for an individual is generally his or her U.S. social security number. If Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. Exempt persons (including, among others, corporations) are not subject to backup withholding and should indicate their exempt status on the Substitute Form W-9. A non-U.S. individual or non-U.S. entity may qualify as an exempt person by submitting a statement (U.S. Internal Revenue Service Form W-8BEN), signed under penalties of perjury, certifying such person’s non-U.S. status. U.S. Internal Revenue Service Form W-8BEN can be obtained from the Exchange Agent.

For additional guidance, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

GUIDELINES FOR CERTIFICATION OF TAXPAYER

IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account		Give the SOCIAL SECURITY number of:	For this type of account		Give the EMPLOYER IDENTIFICATION number of:
1.	An individual’s account	The individual	6.	A valid trust, estate, or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title).[4]

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]	7.	Corporate account	The corporation

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]	8.	Association, club, religious, charitable, educational or other tax-exempt organization account	The organization

4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee[1]	9.	Partnership account	The partnership

	b. So-called trust account that is not a legal or valid trust under State law	The actual owner[1]	10.	A broker or registered nominee	The broker or nominee

5.	Sole proprietorship account	The owner[3]	11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

1	List first and circle the name of the person whose number you furnish.
2	Circle the minor’s name and furnish the minor’s social security number.
3	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
4	List first and circle the name of the legal trust, estate, or pension trust.
Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

How to Obtain a TIN

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”) and apply for a number.

Payees Exempt from Backup Withholding

Payees exempt from backup withholding on all payments include the following:

•	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade of business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% (or such other rate specified by the Internal Revenue Code) of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.